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EXHIBIT 2.3

                             SECOND AMENDMENT TO
                 SHARE EXCHANGE AGREEMENT DATED JUNE 14, 2001

                            Date:  August 21, 2001

     WHEREAS, ECOS Group, Inc., a Florida corporation (the "Company"), Third Millennium Telecommunications, Inc., a New Jersey corporation ("TMTI"), each of the shareholders of TMTI (the "Sellers"), and the individuals listed on
Schedule I attached thereto (collectively referred to herein as "EE&G Management") are parties to that certain Share Exchange Agreement dated as of June 14, 2001, and a First Amendment to Share Exchange Agreement (collectively the "Share Exchange Agreement"); and

     WHEREAS, the Parties wish to modify the terms of Section 15.1(b)(iii) of
Article XV of the Share Exchange Agreement to extend the termination date of the Share Exchange Agreement and to otherwise amend the Share Exchange Agreement as provided herein,;

         IN CONSIDERATION OF the foregoing premises, and other good and valuable consideration, the parties agree that:

         1. Section 15.1(b)(iii) of Article XV of the Share Exchange Agreement is hereby amended to read as follows:

     "15.1(b)(iii) any party if the conditions precedent to Closing are not satisfied prior to October 31, 2001, unless the party seeking termination is the Party that has failed to satisfy or caused the failure to satisfy the conditions precedent."

         2. The provisions of Section 12.6 of Article XII of the Share Exchange Agreement are hereby deleted from the Share Exchange Agreement.


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     IN WITNESS WHEREOF, each of the parties hereto has executed this Second
Amendment to Share Exchange Agreement as of the date first set forth above.

ECOS GROUP, INC.                            EE&G MANAGEMENT:

        /s/ Charles C. Evans                 /s/ Charles C. Evans
By: _____________________________           ________________________________
Name: Charles C. Evans                             Charles C. Evans
Title: CEO                                   /s/ Timothy R. Gipe
                                            ________________________________
                                                   Timothy R. Gipe
                                             /s/ David Reed
THIRD MILLENNIUM                            ________________________________
TELECOMMUNICATIONS, INC. ("TMTI")                  David Reed
                                             /s/ Jay Sall
       /s/ Michael Galkin                   ________________________________
By: _________________________________              Jay Sall
Name: Michael Galkin                         /s/Craig Clevenger
Title: President                            ________________________________
                                                   Craig Clevenger
                                             /s/ Mark Skweres
SELLERS:                                    ________________________________
                                                   Mark Skweres
  /s/ Michael Galkin
____________________________                 /s/ Rich Grupenhoff
Michael Galkin                              ________________________________
                                                   Rich Grupenhoff
  /s/ Rob Menaker
____________________________
Rob Menaker                                  /s/ Dan Cottrell
                                            ________________________________
                                                   Dan Cottrell
  /s/ Maryann Valo                           /s/ Don Schambach
____________________________                ________________________________
Tiffany Ann Valo                                   Don Schambach

Trust II, Maryann Valo, Trustee
  /s/ Tiffany Ann Valo
____________________________
Tiffany Ann Valo                             /s/ Kenneth B. Falk
                                            ________________________________
Solutions.com                                      Kenneth B. Falk
  /s/ John Banas
____________________________
By: John Banas                               /s/ Edwin Galkin
                                            ________________________________
Aspen Ridge Corporation                           Edwin Galkin
    /s/ Ken Kurtz
____________________________
By: Ken Kurtz